As filed with the Securities and Exchange Commission on April 18, 1997
                                                 Registration No. 333-______
================================================================================

		  SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C. 20549


				 FORM S-8
			REGISTRATION STATEMENT UNDER
			 THE SECURITIES ACT OF 1933

		INDUSTRI-MATEMATIK INTERNATIONAL CORP.
	(Exact name of registrant as specified in its charter)


            Delaware                                   No. 51-0374596
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


				Kungsgatan 12-14
				Box 7733
				103 95 Stockholm
				Sweden
				(011) (468) 676-5000
    (Address, including zip code, and telephone number, including area code, of
			registrant's principal executive offices)

				  ----------------

	Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan
				(Full title of plan)

				  ----------------

				Marvin S. Robinson, Esq.
				Tannenbaum Dubin & Robinson, LLP
				1140 Avenue of the Americas
				New York, New York 10036
				(212) 302-2900
		(Name, address, including zip code, and telephone number,
			including area code, of agent for service)

				  ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                              Proposed   Proposed
                                              Maximum    Maximum
Title of Securities               Amount      Offering   Aggregate   Amount of
to be Registered                  to be       Price Per  Offering    Registration
                                  Registered  Share      Price       Fee
-
--------------------------------------------------------------------------------

Common Stock (Par Value $0.01)    600,000    $ 8.25*      $ 4,950,000   $ 1,707

================================================================================

 * The price of $ 8.25 per share, which is the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on April 14, 1997, is set forth solely for purposes of calculating the filing fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

     (a)The Company's Registration Statement on Form S-1 (File No. 333-5495) and the amendments thereto, including the Prospectus dated September 25, 1996, filed for the purpose of registering certain shares of the Company's Common Stock under the Securities Act of 1933, as amended ("Securities Act") in connection with the Company's initial public offering.

     (b)The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997.

     (c)Item 1, "Description of Registrant's Securities to be Registered," contained in the Company's Registration Statement on Form 8-A, filed on September 13, 1996, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

     (d)All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interest of Named Experts and Counsel

     Counsel to the Company, Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, has rendered an opinion to the effect that the Common Stock offered hereby, when issued in accordance with the Company's 1997 Employee Stock Purchase Plan, will be legally and validly issued, fully paid, and non-assessable. As of April 18, 1997, certain members of Tannenbaum Dubin & Robinson, LLP owned an aggregate of 6,950 shares of the Company's Common Stock having a market value, as of April 14, 1997, of $57,337.


Item 6.  Indemnification of Directors and Officers

(a) Section 145 of the Delaware General Corporation Law ("GCL") gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation.

(b) The Amended and Restated Certificate of Incorporation of the Company contains provisions that eliminate the personal liability of each director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit.

(c) The Amended and Restated Certificate of Incorporation of the Company contains provisions to the general effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any threatened, pending, or contemplated legal proceedings to which he may be made a party or with which he may become involved by reason of being or having been an officer or director of the Company or of any other organization at the request of the Company. Indemnification is available only if it is determined to be proper by a majority of disinterested directors constituting a quorum, by the stockholders, or by independent legal counsel in a written opinion. In order to be entitled to indemnification, the indemnified person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company would otherwise have the power to indemnify such officer or director pursuant to its Amended and Restated Certificate of Incorporation.

The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

Item 7.  Exemption From Registration Claimed

     Not Applicable.


Item 8.  Exhibits

         Exhibit No.         Description of Exhibit
         -----------------   ------------------------------------------------
         Exhibit 4.1*        Form of Amended and Restated Certificate of
                             Incorporation of the Company.
         Exhibit 4.2*        Form of Restated By-Laws of the Company.
         Exhibit 4.3*        Stock Option Plan of the Company.
         Exhibit 4.4*        Form of Agreements of Restricted Stock Program of
                             the Company.
         Exhibit 4.5         1997 Employee Stock Purchase Plan of the Company.
         Exhibit 5.1         Opinion of Tannenbaum Dubin & Robinson, LLP
         Exhibit 23.1        Consent of Tannenbaum Dubin & Robinson, LLP
                             (contained in Exhibit 5.1).
         Exhibit 23.2        Consent of Ohrlings Coopers & Lybrand AB.
         Exhibit 24.1        Power of Attorney (included as part of the
                             signature page to this Registration Statement).

*Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-5495).


Item 9.  Undertakings

     (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) ofthe Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company, Industri-Matematik International Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of April, 1997.

                                         INDUSTRI-MATEMATIK INTERNATIONAL CORP.



                                         By: /s/ STIG G. DURLOW
                                             ----------------------------------
                                             Stig G. Durlow
                                             Chairman, President, and
                                             Chief Executive Officer

                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Industri-Matematik International Corp., hereby severally constitute and appoint Stig G. Durlow and Lars-Goran Peterson, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Industri-Matematik International Corp. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                        Date
- ---------                               -----                        ----

 /S/ STIG G. DURLOW         Chairman of the Board of           April 17, 1997
- -------------------------- Directors, President, and Chief
    Stig. G. Durlow          Executive Officer (Principal
                             Executive Officer)


 /S/ LARS-GORAN PETERSON     Vice President, Chief Financial    April 17, 1997
- -------------------------- Officer, and Secretary (Principal
    Lars-Goran Peterson      Financial and Accounting Officer)


 /S/ MARTIN LEIMDORFER       Director                           April 17, 1997
- -------------------------
    Martin Leimdorfer


                             Director                           April   , 1997
- ----------------------
    Geoffrey W. Squire


                             Director                           April   , 1997
- ----------------------
    William H. Janeway


 /S/ JEFFREY A. HARRIS       Director                           April 17, 1997
- ----------------------
    Jeffrey A. Harris

                                 Exhibit Index
                                 -------------

                                                       Sequential
Exhibit                                                 Numbered
Number                 Description                        Page
--------               -----------                        ----
 4.1*    Form of Amended and Restated
         Certificate of Incorporation of the
         Company.
 4.2*    Form of Restated By-Laws of the
         Company.
 4.3*    Stock Option Plan of the Company.
 4.4*    Form of Agreements of Restricted Stock
         Program of the Company.
 4.5     1997 Employee Stock Purchase Plan of the Company.
 5.1     Opinion of Tannenbaum Dubin & Robinson, LLP.
 23.1    Consent of Tannenbaum Dubin & Robinson, LLP
          (contained in Exhibit 5.1).
 23.2    Consent of Ohrlings Coopers & Lybrand AB.
 24.1    Power of Attorney (included as part of
         the signature page to this Registration
         Statement).
*Incorporated by reference to the Company's Registration Statement on Form S-1
(File No. 333-5495).
